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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                           Twenty Six                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 26,       June 27,          June 26,      June 27,
                                                          1999           1998              1999          1998
                                                  ------------   -------------    -------------   -----------


Earnings available for earnings per share:

Income from continuing operations                 $     18,230   $     13,916     $     10,755   $      8,987
Discontinued operations, net of income taxes                          (22,589)                        (22,152)
                                                  ------------   ------------     ------------   ------------
Net income (loss)                                 $     18,230   $     (8,673)    $     10,755   $    (13,165)
                                                  ============   ============     ============   ============






Average number of common shares outstanding             10,246         11,462           10,125         11,239
                                                  ============   ============     ============   ============






Earnings (loss) per common share:
  Income from continuing operations               $       1.78   $       1.21    $       1.06   $       0.80
  Loss from discontinued operations                                     (1.97)                         (1.97)
                                                  ------------   ------------    ------------   ------------
Earnings (loss) per common share                  $       1.78   $      (0.76)   $       1.06   $      (1.17)
                                                  ============   ============    ============   ============
                                               23
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